Exhibit 4.4

CHENIERE ENERGY PARTNERS, L.P.,

as Partnership

and

any Subsidiary Guarantors party hereto
and

THE BANK OF NEW YORK MELLON,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE
Dated as of November 5, 2020

Supplement to

the First Supplemental Indenture
Dated as of September 18, 2017
in connection with the 5.250% Senior Notes due 2025,

the Second Supplemental Indenture
Dated as of September 11, 2018
in connection with the 5.625% Senior Notes due 2026

and

the Third Supplemental Indenture
Dated as of September 12, 2019
in connection with the 4.500% Senior Notes due 2029

to

the Indenture Dated as of September 18, 2017

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of November 5, 2020 (the “Effective Date”), is among Cheniere Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), any Subsidiary Guarantors party hereto, and The Bank of New York Mellon, as trustee (the “Trustee”).

RECITALS
WHEREAS, the Partnership and the Subsidiary Guarantors have executed and delivered to the Trustee an Indenture, dated as of September 18, 2017 (the “Base Indenture”), as supplemented by (i) a First Supplemental Indenture, dated as of September 18, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture”) pursuant to which the Partnership has duly issued 5.250% Senior Notes due 2025 (the “2025 Notes”) in the aggregate principal amount of $1,500,000,000, (ii) a Second Supplemental Indenture, dated as of September 11, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2026 Notes Indenture”) pursuant to which the Partnership has duly issued 5.625% Senior Notes due 2026 (the “2026 Notes”) in the aggregate principal amount of $1,100,000,000 and (iii) a Third Supplemental Indenture, dated as of September 12, 2019 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “2029 Notes Indenture”) pursuant to which the Partnership has duly issued 4.500% Senior Notes due 2029 (the “2029 Notes”, and together with the 2025 Notes and the 2026 Notes, the “Notes”) in the aggregate principal amount of $1,500,000,000. The 2025 Notes Indenture, together with the 2026 Notes Indenture and the 2029 Notes Indenture is hereinafter referred to as the “Indentures”.

WHEREAS, (i) pursuant to Section 9.01(a) of the Base Indenture, the Partnership and the Trustee may amend or supplement certain terms of the Indentures or the Notes to cure any ambiguity, omission, defect or inconsistency without the consent of the Holders and (ii) pursuant to Section 9.01(j) of the Base Indenture, the Partnership and the Trustee may amend or supplement certain terms of the Indentures or the Notes to conform the text of the Indentures or the Notes to any provision of the “Description of Notes” contained in the offering memoranda describing the issuances of the Notes;

WHEREAS, the Partnership’s ability to redeem the notes subject to satisfaction of one or more conditions precedent (the “conditional call provision”) contained in the “Description of Notes” of each of (i) the offering memorandum dated September 12, 2017 describing the issuance of the 2025 Notes (the “2025 Description of Notes”), (ii) the offering memorandum dated September 12, 2017 describing the issuance of the 2026 Notes (the “2026 Description of Notes”) and (iii) the offering memorandum dated September 12, 2017 describing the issuance of the 2029 Notes (the “2029 Description of Notes”) was unintentionally omitted from each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, respectively, and the Partnership desires to enter into this Fourth Supplemental Indenture to supplement each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (i) to cure any ambiguity and omission as to the Partnership’s ability to redeem the notes subject to satisfaction of one or more conditions precedent; and (ii) to conform the text of each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture to the 2025 Description of Notes,

the 2026 Description of Notes and the 2029 Description of Notes, respectively, in each case by adding the conditional call provision;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Partnership has requested and hereby requests that the Trustee join in the execution of this Fourth Supplemental Indenture and the Trustee is authorized to execute this Fourth Supplemental Indenture;

WHEREAS, the execution and delivery of this Fourth Supplemental Indenture have been duly authorized by the parties hereto, and all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid and binding agreement of the Partnership and the Subsidiary Guarantors enforceable in accordance with its terms have been duly performed and complied with; and

WHEREAS, the Partnership has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the Board Resolution (as defined in the Base Indenture) authorizing the execution of this Fourth Supplemental Indenture, (ii) the Officers’ Certificate and the Opinion of Counsel described in Sections 9.01, 9.06, 12.04 and 12.05 of the Base Indenture, and (iii) a written request to execute this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set for herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
RELATION TO INDENTURE; DEFINITIONS

Section 1.1 Relation to Base Indenture.

With respect to each of the 2025 Notes, the 2026 Notes and the 2029 Notes, this Fourth Supplemental Indenture constitutes an integral part of each of the First Supplemental Indenture, the Second Supplemental Indenture and Third Supplemental Indenture, respectively.

Section 1.2 Generally.

The rules of interpretation set forth in the Indentures shall be applied hereto as if set forth in full herein.

Section 1.3 Definition of Certain Terms.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indentures.

ARTICLE II
AMENDMENTS TO THE INDENTURE

Section 2.1 Effectiveness of Fourth Supplemental Indenture.

This Fourth Supplemental Indenture shall become effective as of the date hereof.

Section 2.2 Amendments to Paragraph 5 of Exhibits A-1 and A-2 of each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.

(a)The following paragraph shall be added to the end of numbered paragraph 5 in each of Exhibits A-1 and A-2 of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture:

“In addition, any redemption pursuant to this paragraph 5 may, at the         Partnership’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Partnership’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (including to a date later than 60 days after the date on which such notice was mailed or delivered electronically), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Partnership’s discretion if in the good faith judgment of the Partnership any or all of such conditions will not be satisfied or waived.”

MISCELLANEOUS PROVISIONS

Section 3.1 Ratification of Indenture.

The Indentures, as supplemented by this Fourth Supplemental Indenture, are in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of each of the First Supplemental Indenture, the Second Supplemental Indenture and Third Supplemental Indenture in the manner and to the extent herein and therein provided.

Section 3.2 Trustee Not Responsible for Recitals.

The recitals and statements contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, adequacy or sufficiency of this Fourth Supplemental Indenture.

Section 3.3 Headings.

The headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.4 Counterpart Originals.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Fourth Supplemental Indenture to the contrary notwithstanding, for the purposes of the transactions contemplated by this Fourth Supplemental Indenture and any document to be signed in connection with the Indentures or this Fourth Supplemental Indenture (including amendments, waivers, consents and other modifications, Officer’s Certificates, Partnership Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 3.5 Severability.

In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6 Successors and Assigns.

This Fourth Supplemental Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Fourth Supplemental Indenture shall inure to benefit of all Holders from time to time. Nothing expressed or mentioned in this Fourth Supplemental Indenture is intended to or shall be construed to give any Person, other than the parties hereto, their respective successor and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or any provision herein contained.

Section 3.7 Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.7 Trust Indenture Act Controls.

Upon registration of any of the Notes in accordance with a Registration Rights Agreement, if any provision of this Fourth Supplemental Indenture limits, qualifies, or conflicts with another provision that is required to be included in any of the Indentures related to such Note by the TIA, the required provision shall control.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

CHENIERE ENERGY PARTNERS, L.P.
By its general partner, CHENIERE ENERGY
PARTNERS GP, LLC

/s/ Zach Davis
Name:	Zach Davis
Title:	Senior Vice President and Chief
Financial Officer

CHENIERE ENERGY INVESTMENTS, LLC

/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SABINE PASS LNG-GP, LLC

/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

SABINE PASS LNG, L.P.
By its general partner, SABINE PASS LNG-
GP, LLC

/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer
[SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE]

SABINE PASS TUG SERVICES, LLC

/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

CHENIERE PIPELINE GP INTERESTS, LLC

/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

CHENIERE CREOLE TRAIL PIPELINE, L.P.

/s/ Zach Davis
Name:	Zach Davis
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE]

THE BANK OF NEW YORK MELLON,
as Trustee

/s/ Francine J. Kincaid
Name:	Francine J. Kincaid
Title:	Vice President
[SIGNATURE PAGE TO FOURTH SUPPLEMENTAL INDENTURE]